The Money Store Residential Loan Notes	Record Date: 04/30/02
Series 1998-I	Determination Date: 05/10/02
Statement To Certificateholder	Distribution Date: 05/15/02
A

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1	60935FAPS	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors Per Thousand					0.000000000	0.000000000		0.000000000	0.000000000
A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors Per Thousand					0.000000000	0.000000000		0.000000000	0.000000000
A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors Per Thousand					0.000000000	0.000000000		0.000000000	0.000000000
A-4	60935FAS9	6.51500%	23,496,000.00	3,354,041.27	18,209.65	897,295.82	0.00	915,505.47	2,456,745.45
Factors Per Thousand					0.77501054	38.18930116		38.96431180	104.56015705
A-5	60935FAT7	7.17000%	17,989,000.00	17,989,000.00	107,484.28	0.00	0.00	107,484.28	17,989,000.00
Factors Per Thousand					5.97500028	0.00000000		5.97500028	1000.00000000
B	60935FAW0	8.40000%	13,500,000.00	8,424,884.71	58,974.19	354,195.72	0.00	413,169.91	8,070,688.99
Factors Per Thousand					4.36845852	26.23672000		30.60517852	597.82881407
M-1	60935FAU4	7.27000%	22,500,000.00	14,041,474.52	85,067.93	590,326.20	0.00	675,394.13	13,451,148.32
Factors Per Thousand					3.78079689	26.23672000		30.01751689	597.62881422
M-2	60935FAV2	7.49500%	19,000,000.00	11,857,245.15	74,058.38	498,497.68	0.00	572,556.06	11,358,747.47
Factors Per Thousand					3.89780947	26.23672000		30.13452947	597.82883421
Pool I			200,000,000.00	55,666,645.65	343,794.43	2,340,315.42	0.00	2,684,109.85	53,326,330.23
Totals					1,71897215	11.70157710		13.42054925	266.63165115

GP	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors Per Thousand

Totals			200,000,000.00	55,666,645.65	343,794.43	2,340,315.42	0.00	2,684,109.85	53,326,330.23

Wells Fargo Bank	Shelley Lauffet

11000 Broken Land Parkway	Phone: 410-884-2169

Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes	Record Date: 04/30/02
Series 1998-I	Determination Date: 05/10/02
Statement To Certificateholder	Distribution Date: 05/15/02
A

Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount

A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	18,209.65	0.00
A-5	107,484.28	0.00
B	58,974.19	0.00
M-1	85,067.93	0.00
M-2	74.058.38	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount

A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

Wells Fargo Bank	Shelley Lauffet

11000 Broken Land Parkway	Phone: 410-884-2169

Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes	Record Date: 04/30/02
Series 1998-I	Determination Date: 05/10/02
Statement To Certificateholder	Distribution Date: 05/15/02

Schedule of Remittance

Aggregate Amount Received	3,059,553.97
Monthly Advance (incl. Comp. Int.)	11,964.33
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	0.00
(Servicer Fee)	(12,886.83)
(Contingency Fee)	(12,886.82)
(Late Charges)	(26,727.18)
(Escrow)	(23,413.90)

(63,950.40)
Available Remittance Amount	2,995,603.57

Fees

Contingency Fee	12,886.82
Expense Account	1,855.55
FHA Premium Amount	2,084.39
Servicer Fee	12,886.83

Prior Three Months Weighted Average Mortgage Interest Rates
1/02	2/02	3/02

13.758%	13.741%	13.753%

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	402	7,750,577.63	12.96%
Delinquent 30-59 Days	63	1,009,380.05	1.69%
Delinquent 60-89 Days	29	405,316.87	0.68%
Delinquent 90 and over	25	403,267.98	0.67%
Loans in Foreclosure	19	692,378.31	1.16%
REO Property	5	202,486.75	0.34%

Totals	543	10,463,407.59	17.50%

EXHIBIT O	Outstanding Balance	59,782,881.43
	# Accounts	2,993

Wells Fargo Bank	Shelley Lauffet

11000 Broken Land Parkway	Phone: 410-884-2169

Columbia, Maryland 21044	Fax: 410-884-2372

	The Money Store Residential Loan Notes	Record Date: 04/30/02
[FIRST UNION LOGO]	Series 1998-I	Determination Date: 05/10/02
	Statement To Certificateholder	Distribution Date: 05/15/02

Collateral Information

Accelerated Principal Distribution	0.00
Adjusted Mortgage Interest Rate	12.213
Aggregate Beginning Principal Balance of Loans	62,406,553.41
Aggregate Ending Principal Balance of Loans	59,782,881.43
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct.	2,084.39
Available Maximum Subordination Amount	7,604,173.00
Compensating Interest	2,727.71
Curtailments	19,936.36
Excess and Monthly Payments	210,310.55
FHA Claims Filed	0.00
FHA Claims Paid	0.00
FHA Claims Pending	16,567.08
FHA Payments Denied	0.00
FHA and Related Payments Received	0.00
GP Remittance Amount Payable	0.00
Interest Received	703,037.70
Payments and Reimbursements to the Servicers pursuant to:
section 4.04(b)	0.00
section 4.04(c)	0.00
section 4.04(d)ii	0.00
section 4.04(e)	0.00
section 4.04(f)I	25,773.65
Payment of Certificate Remittance Amount (Owner Trustee)	307,553.78

Principal Prepayments (Number/Amount)	104	2,062,025.14
Realized Losses (Current/Cumulative)	331,399.93	27,332,762.09
Reimbursable Amount		0.00
Reserve Amount		0.00
Specified Subordinated Amount		6,456,551.19
Spread Amount		6,456,551.19
WAC		13.753%
WAM		179.569%
Weighted Average Adjusted Mortgage Loan Remittance Rate for class
AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.460%

Trigger Event Calculation

1.	(i) Exceeds 50% of (ii)	No
	(i) Sixty-day Delinquency Ratio		2.85%
	(ii) Senior Enhancement Percentage		65.80%
2.	Both(a) and (b) occur	No
	(a) Either (x) or (y) occur		No
	(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		2.83%
	(y) The Cumulative Realized Losses exceeds $28,200,000		27,332,762.09
	and (b) either (x) or (y)		Yes
	(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		2.83%
	(y) The Cumulative Realized Losses exceed $9,400,000		27,332,762.09
If 1) or 2) is “YES” then trigger event is in effect		No

Wells Fargo Bank	Shelly Lauffet

11000 Broken Land Parkway	Phone: 410-884-2169

Columbia, Maryland 21044	Fax: 400-884-2372